Exhibit 4.3

                                                           (As Amended 08/09/00)


                             WINN-DIXIE STORES, INC.
                    REVISED STOCK PURCHASE PLAN FOR EMPLOYEES

                                    ARTICLE I

                       Designation and Purpose of the Plan


         The Plan shall be known as the "Revised Winn-Dixie Stock Purchase Plan for Employees" (the "Plan"). The purpose of the Plan is to encourage employees of Winn-Dixie Stores, Inc. (the "Company") and of any "Subsidiary" (a corporation in which all of the outstanding shares of capital stock of every class shall, at the time or times in question, be owned by the Company or any other Subsidiary of the Company) to purchase and own the Common Stock of Winn-Dixie Stores, Inc., thereby promoting their increased interest in the Company's affairs, growth and development.

                                   ARTICLE II

                          Shares Available for Purchase

         Subject to the anti-dilution provisions contained herein, a maximum of 40,173,236 shares of the Company's Common Stock, having a par value of $1.00 per share, as constituted on November 30, 1995 (the "Stock"), whether presently authorized and unissued or held in the Company's treasury or hereafter reacquired by the Company, may be issued and sold upon the exercise of options granted subsequent to October 2, 1964 pursuant to the Plan ("Options"). Such 40,173,236 shares shall consist of the 36,173,236 shares of the Company's Common Stock heretofore authorized to be so issued and sold, including shares which were authorized to be issued and sold upon the exercise of options granted pursuant to the Company's now terminated Stock Purchase Plan for Employees (adopted in 1958), as amended (the "1958 Plan"), which were not so issued and sold, plus an additional 4,000,000 shares.

         In the event that the Stock shall be split up, divided or otherwise reclassified into a greater number of shares of Stock or of any other class of Common Stock of the Company, the term "Stock" shall thereafter mean the Common Stock of the Company into which the shares of Stock were so split up, divided or otherwise reclassified; and the maximum number of shares of stock that may be issued and sold under the Plan, and the remaining number of shares of Stock that may thereafter be sold pursuant to the Plan or made subject to Options granted to any Eligible Employee pursuant to the Plan, shall be correspondingly increased. In case any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may thereafter be sold pursuant to the Plan, and the remaining number of shares of Stock which may thereafter be made subject to Options granted to any Eligible Employee pursuant to the Plan shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend; provided, however, that no such increase shall be made with respect to any dividend aggregating less than 20% of the total number of shares of Stock outstanding immediately prior to the payment thereof.

                                   ARTICLE III

                               Eligible Employees

         Options may be granted under the Plan only to employees of the Company or of a Subsidiary, (1) who have an employment date of not less than one year prior to the date of the offering, (2) who are of legal age to purchase stock in the state of their residence, and (3) who are actively employed at the date of the offering. "Actively employed" means on the payroll and not on leave of absence (including workers' compensation, medical, military or other leaves). Such employees are herein called "Eligible Employees."



                                   ARTICLE IV

                                  Option Price

         The exercise price per share of Stock covered by any Option granted pursuant to the Plan shall be determined by the Committee referred to in Article V hereof, but shall be not less than the lesser of (1) 85% of the fair market value of the Stock at the time such Option is granted or (2) an amount which under the terms of the Option is not less than 85% of the fair market value of the stock at the time the Option is exercised.

                                    ARTICLE V

                               Granting of Options

         A committee appointed by the Board of Directors of the Company, consisting of two or more members of the Board of Directors (the "Committee") shall, by decision of a majority thereof, determine from time to time in its sole and final discretion until such time as all shares of Stock available for purchase under the Plan have been sold, whether or not to grant Options to Eligible Employees and, if Options are to be granted, the date on which such Options shall be granted, the option price per share, the period of time during which the Options can be exercised (not to exceed 27 months or a period of 5 years if the exercise price per share of Stock covered by the Option will be no less than 85% of the fair market value of such Stock at the time of exercise of the Option) and such other terms and conditions as the Committee, in its sole discretion, deems appropriate.

         If any Options are granted as aforesaid, Options shall be granted to all employees who are Eligible Employees as of the date the Options are granted, upon the following terms and conditions:

                  1. The Committee shall have the authority to limit the maximum number of shares to be issued and sold upon the exercise of Options granted at any time to a number not to exceed the number of shares then authorized for sale pursuant to the Plan. Each Eligible Employee shall be granted an Option for the purchase of such maximum number of shares as the Committee may determine; provided, however, that no Eligible Employee shall be granted an Option if such Employee, immediately after the grant of such Option, would own, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a "parent corporation" or "subsidiary corporation" of the Company, as defined in
         Section 424(e) and (f) of the Code; and provided further, that no employee shall be granted an Option which would permit such employee's rights to purchase shares of stock of any class of the Company or of a "parent corporation" or of a "subsidiary corporation" of the Company (as defined above) pursuant to all employee stock purchase plans of the Company and of any such "parent corporation" or "subsidiary corporation" to accrue at a rate which would exceed an aggregate of $25,000 of fair market value of such securities (determined at the time such Option is granted) in any calendar year.

                  2.  The  Option  price,   exercise   period,   Option  payment
         provisions and all other terms and conditions of the Options shall be uniform for all Eligible Employees.

                                   ARTICLE VI

                            Options Not Transferable

         No Option granted to an employee to purchase shares of Stock pursuant to the Plan may be sold, pledged, assigned or transferred in any manner during such employee's lifetime, and upon the death of such employee said Option shall immediately cease and terminate.




                                   ARTICLE VII

                Amendment, Suspension and Termination of the Plan

         The Board of Directors of the Company shall have the power at any time to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or of any provision or provisions thereof for any period or periods or to terminate the Plan in whole or in part, provided, however, that no such addition, amendment, repeal, suspension or termination shall in any way affect the rights of the holders of outstanding Options to purchase shares of stock in accordance with the provisions hereof; and provided, further, that any such addition, amendment or repeal which requires shareholder approval pursuant to applicable law or the rules of the New York Stock Exchange shall be subject to approval by the Stockholders of the Company or such addition, amendment or repeal shall be null and void and any provision so attempted to be changed shall continue in full force and effect.

                                  ARTICLE VIII

                 Provisions with Respect to Granting of Options

         Options shall be granted pursuant to the Plan only in accordance with the provisions set forth in Article V and this Article VIII of the Plan.

         For the purpose of determining whether an employee has been employed by the Company and/or one or more Subsidiaries for less than one year, there shall be included in the term of such employee's employment any period of employment by any person, firm, organization or corporation all of whose outstanding shares of capital stock of every class and/or all or substantially all of whose operating assets and/or business shall have been acquired by the Company and/or one or more of its Subsidiaries prior to the time as of which such determination is made, and transfer from the employment of the Company to that of a Subsidiary or vice versa, or from the employment of one Subsidiary to that of another Subsidiary, shall not constitute a termination or interruption of the continuity of employment.

         If the Committee shall determine to grant Options as provided in the Plan, such determination, and the exercise price per share of Stock covered thereby, shall be communicated to all Eligible Employees within a reasonable time thereafter in such manner as the Committee in its sole discretion shall deem advisable.

         No option shall be granted pursuant to the Plan unless a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Stock covered thereby shall have been filed with the Securities and Exchange Commission or unless an exemption from registration in accordance with regulations duly promulgated by said Commission under said Act shall then be applicable, and no Option granted pursuant to the Plan shall be exercisable, and no shares of Stock shall be sold or issued upon the exercise of any Option, unless such a Registration Statement shall be in effect and a prospectus with respect to such shares, which at the time of such exercise, sale or issue, as the case may be, meets the requirements of Section 10(a) of said Act, shall then be available for delivery to Eligible Employees or unless an exemption from registration in accordance with regulations duly promulgated by said Commission under said Act shall then be applicable.


                                   ARTICLE IX

                               Exercise of Options

         The Committee shall determine upon the granting of Options, the methods under which Eligible Employees may purchase shares of Stock upon exercise of Options, which may include, but is not limited to, any or all of the following three methods:

                  1. Any Eligible Employee who holds an Option may exercise said Option at any time during which it is outstanding and not yet expired in whole at any one time, or in part from time to time (provided that each exercise shall be for ten or more shares of stock), by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in full in cash for such shares at the exercise price per share therefor.

                  2. Any Eligible Employee who holds an Option may exercise said Option at any time during which it is outstanding and not yet expired to the extent of a maximum of 50 shares (but subject to the proviso that each such exercise shall be in increments of 5 shares but not less than 10 shares), by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in cash in the amount of at least $1.00 per share for each share purchased and by the Eligible Employee's non-interest bearing promissory note for the balance of the price of the shares to which such note relates at the exercise price per share therefor. No Eligible Employee may purchase more than an aggregate of 50 shares pursuant to Options granted whether at one time or from time to time, through payment by such non-interest bearing promissory note. Subject to approval by the Committee in its discretion from time to time at the time of granting such Options, any Eligible Employee who holds an Option and who has theretofore purchased the maximum of 50 shares through the delivery of a non-interest bearing promissory note as provided in paragraph 2 above may exercise said Option at any time during the month for which it was granted, to the extent of a maximum of 25 shares (but subject to the provision that each such exercise shall be for 10,15, 20 or 25 shares), by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in cash in the amount of at least $1.00 per share for each share purchased and by the Eligible Employee's promissory note, bearing interest at the rate determined by the Committee at the time of granting such Option, for the balance of the price of the shares to which such note relates at the exercise price per share therefor. No Eligible Employee may purchase more than an aggregate of 25 shares pursuant to Options granted after October 31, 1978 whether at one time or from time to time, through payment by such interest bearing promissory notes.

                  3. Any Eligible Employee who holds an Option that is outstanding and not yet expired may authorize a payroll deduction from his/her pay for each payday during the time he/she holds such Option, to be deposited in a non-interest bearing account maintained by the Company for the purpose of funding the Eligible Employee's purchase of stock upon the exercise of an Option; provided that such Eligible Employee only may authorize a payroll deduction at the rate of 1% to 10% of his/her base pay, in effect, as of the date such deduction is authorized by the Eligible Employee. The Eligible Employee may exercise the Option at any time that it is outstanding and has not yet expired by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative such subscription agreement to be accompanied by written notice from the Eligible Employee directing the Company to apply the Eligible Employee's account balance to the purchase of whole shares of stock pursuant to the exercise of the Option. Any excess in such account after the payment of the stock acquired upon the exercise of an Option will be refunded to the Eligible Employee.

         All payroll deductions made for a participant shall be credited to the participant's account under the Plan which will be maintained by the Company. A participant may not make any separate cash payment into his/her account. A participant may elect payroll deductions to fund the purchase of stock pursuant to the exercise of an Option only with respect to wages not yet earned. A participant may not change the amount of his/her payroll deductions. Upon the exercise of the Option, all payroll deductions for the participant shall cease. If a participant goes on an authorized leave of absence, such participant may elect to withdraw the balance of his/her account, discontinue payroll deductions but remain a participant in the Plan during such leave of absence or authorize deductions to be made from any payments by the Company to the participant, if any. At any time, a participant may terminate his or her account and receive the balance of his/her account in full.

         Payment for any shares purchased otherwise than through delivery of promissory notes or the application of payroll deduction accounts as provided in paragraphs 2 and 3 above, or such other method as the Committee may determine, shall be made in cash as provided in paragraph 1 above.

         The Committee may require at the time of granting the Options that the shares purchased pursuant to the exercise of an Option can be sold by the Eligible Employee who purchased such shares or any successor in interest in the event of such Eligible Employee's death, only by means of their tender to the Company upon the following terms and conditions or such other terms and conditions as the Committee may determine:

         If such tender shall occur during the period of two years following the purchase of the shares of Stock so purchased, the Company, if it shall accept such tender, shall pay for such shares the same price paid to the Company by the Eligible Employee therefor. If such tender shall occur more than two years after the purchase of the shares of Stock so purchased, the Company, if it shall accept such tender, shall pay for such shares the market price of such shares on the date of the receipt by the Company of their tender to the Company.

         In the subscription agreement, such Eligible Employee shall agree with the Company that certificates for shares of Stock so purchased by such Employee may bear the following legend:

                  "The shares of the Common Stock of Winn-Dixie Stores, Inc. represented by this certificate are subject to the provisions of Article IX of the Revised Stock Purchase Plan for Employees, as amended, of Winn-Dixie Stores, Inc. Such shares may be sold by the holder thereof only by means of their tender to Winn-Dixie Stores, Inc. for the applicable consideration set forth in such Article IX, unless the Company shall not accept the tender of such shares, in which case the shares may be sold by the holder thereof, free of any restrictions or limitations."

         In any case in which payment is made in part by promissory note, any certificate representing the shares of Stock purchased shall be issued in the name of the Eligible Employee so purchasing the same and shall be endorsed by the Eligible Employee in blank (or accompanied by a duly executed stock power) and delivered to and pledged with the Company as security for the note, and a pledge agreement shall be entered into by such Eligible Employee and the Company. The pledge agreement shall provide that (i) no certificate for pledged shares of Stock shall be redelivered to the pledgor until the promissory note (together with all interest thereon, if any) has been paid in full and (ii) provided that there has been no default under the terms and provisions of the promissory note, the Company will not cause the certificate for the pledged shares of Stock to be transferred out of the name of the pledgor and the pledgor shall have the right to vote such shares of Stock at all meetings of the stockholders of the Company and shall receive all cash dividends paid on such shares. The pledge agreement shall contain such other provisions as the Company may deem advisable.

         The principal of the promissory note shall be payable in equal installments payable weekly or monthly depending upon whether the pledgor is paid on a weekly or monthly basis, of such amount as may be determined by the payroll department (which equal installments shall, in each case, be payable over a period of three years), and the pledgor shall give a written authorization to such payroll department, on such form or forms as may be furnished by the Company, authorizing the deduction each week or month, as the case may be, during the term of the note of the amount of such weekly or monthly installment. Interest, if any, on the unpaid portion of such promissory note shall accrue from the date thereof at the rate per annum determined by the Committee at the time of granting the Option to which such promissory note relates. The amount of accrued interest payable, if any, on each payment date shall be added to the amount payable on account of principal, and shall be included in the payroll deduction referred to in the preceding sentence. If the pledgor shall cease to be employed by the Company and/or its Subsidiaries, the pledgor shall continue to make the same payments as were made while the pledgor was so employed until the promissory note shall be paid in full.

         In the event of a default in the prompt payment of accrued interest on or any installment due on the principal of, any promissory note, unless such interest or installment shall have been paid prior to the expiration of 10 days after notice of such default to the pledgor, the principal balance, if not already due and payable, shall become due and payable and the Company shall thereafter be entitled:

         (a) To collect and receive all dividends on the pledged shares; and

         (b) To sell or cause to be sold at such price or prices as the Company may deem best all or any of the pledged shares, without demand of performance or notice of intention to sell.

         The proceeds of any such sale and any monies collected, received or otherwise realized by the Company from the pledged shares, shall be applied as follows:

          (a) To the expenses of such sale or realization and all other expenses of the Company under the pledge agreement;

          (b) To the payment of accrued interest, if any, then due and payable on the note;

          (c) To the payment of the principal of the note; and

          (d) Any balance thereafter remaining shall be paid to the pledgor or to whomsoever may be lawfully entitled to receive the same.

         In the event that the balance due from the pledgor at the time of any default exceeds the net proceeds from such sale, the pledgor shall be and remain liable for such excess.

         The date on which a duly executed subscription agreement shall be received by the Company or its duly authorized agent or representative, in accordance with any of the above methods, shall be deemed to be the "Date of Subscription" with respect to the shares subscribed for, for all purposes of the Plan.

                                    ARTICLE X

                      Conditions on the Exercise of Options

         The exercise of Options shall be subject to the following conditions:

               1. Each employee exercising an Option must on each Date of Subscription be an Eligible Employee.

               2. In case there shall not be a sufficient number of shares of Stock available, either because of the limitations imposed by Article II hereof, or because the Committee shall have limited the maximum number of shares to be issued and sold in accordance with the provisions of subparagraph 1 of the second paragraph of Article V hereof, to issue all of the shares otherwise issuable upon the exercise of Options, subscriptions pursuant to the exercise of Options shall be filled in any manner determined by the Committee.

                                   ARTICLE XI

                                  Pledged Stock

         In the case of those shares payment for which was made in whole or in part by promissory note, said shares shall be immediately redelivered to the Company and pledged as security for the promissory note as provided in Article IX hereof.

                                   ARTICLE XII

                               Rights of Employees

         An Eligible Employee shall not have any rights as a stockholder of the Company by virtue of any Option until the date of issue of the shares of Stock purchased by such Eligible Employee pursuant to its exercise.

                                  ARTICLE XIII

                           Interpretation of the Plan

         Determinations of the Committee as to any question which may arise with respect to the interpretation or administration of any provisions of the Plan shall, unless otherwise determined by the Board of Directors of the Company, be final. The Company may prescribe administrative rules under the Plan.



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